UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 28, 2013

Urologix, Inc.
(Exact name of Registrant as Specified in its Charter)

Minnesota
(State Or Other Jurisdiction Of Incorporation)

000-28414	41-1697237
(Commission File Number)	(I.R.S. Employer Identification No.)

14405 21st Avenue North Minneapolis, MN	55447
(Address Of Principal Executive Offices)	(Zip Code)

(763) 475-1400
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 3 through 8 are not applicable and are therefore omitted.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On June 28, 2013, Urologix, Inc. (the “Company”) entered into a Restructuring Agreement and Amendment to Transaction Documents (the “Restructuring Agreement”) with Medtronic, Inc. (“Medtronic”) and Medtronic VidaMed, Inc. The Restructuring Agreement relates to $7.5 million owed by the Company to Medtronic under the Transaction Documents between the parties each dated September 6, 2011, which include the Transition Services and Supply Agreement (“TSSA”), License Agreement (“License Agreement”), Acquisition Option Agreement and Asset Purchase Agreement.

Under the Restructuring Agreement, on June 28, 2013, the Company delivered to Medtronic a promissory note (the “Note”) in the original principal amount of $5,332,537.72 and paid Medtronic $1,965,975 in satisfaction of the $7.5 million currently owed to Medtronic under the Transaction Documents. In connection with the Restructuring Agreement, the Company agreed to permit Medtronic to designate an observer to the Board for as long as any obligations under the Note remain outstanding. The Company will also provide quarterly management updates to Medtronic for as long as any obligations under the Note remain outstanding.

Interest on the principal amount of the Note will accrue at the annual rate of 6%, compounded annually. The Note requires that the Company make five equal annual payments of principal and accrued interest on March 31 of each year beginning March 31, 2015. All amounts under the Note are due and payable on March 31, 2019 or earlier upon a Change of Control (as defined in the Note). The Company may prepay the Note without penalty at any time. The Note is junior to the indebtedness of the Company to Silicon Valley Bank (the “Senior Lender”) pursuant to the Loan and Security Agreement dated January 11, 2012, as amended, by and between the Company and the Senior Lender (the “Loan Agreement”), to successors and assigns of the Senior Lender under certain other loan agreements, and to a new lender that provides certain refinancing, but is senior in all respects (including right of payment ) to all other existing or future indebtedness. The Note also specifies certain customary events of default that will entitle Medtronic, after any required notice, to declare the outstanding obligations immediately due and payable. The Note contains customary representations, warranties and covenants by the Company.

Pursuant to the terms of a Security Agreement dated as of June 28, 2013 (the “Security Agreement”) by and between the Company and Medtronic, the Company’s obligations under the Note are secured by a security interest in all of the Company’s assets, specifically excluding intellectual property (but including accounts receivable and proceeds of intellectual property).

Medtronic’s rights under the Note and Security Agreement are subordinate to the rights of the Senior Lender as set forth in a Subordination Agreement dated as of June 28, 2013 by and between Medtronic and the Senior Lender (the “Subordination Agreement”). The Company is not a party to the Subordination Agreement. Under the Subordination Agreement, all debt of the Company to Medtronic is subordinate in right of payment to debt of the Company to the Senior

Lender. Until any debt to the Senior Lender is paid in full and fully discharged, Medtronic may not demand or receive payments on the Note or bring any action against the Company relating to the Note, except that so long as no event of default exists under the Loan Agreement, Medtronic may receive regularly scheduled payments of principal and interest. Further, pursuant to the Subordination Agreement, Medtronic subordinates any security interest it may have in the Company’s property to the Senior Lender’s security interest in the Company’s property, which will at all times be senior to the security interest of Medtronic. Each of Medtronic and the Senior Lender agreed on the respective maximum principal amount of the Company’s indebtedness to it, which may not be increased without the consent of the other.

In connection with the Restructuring Agreement, the Company and Medtronic entered into a First Amendment of the Transition Services and Supply Agreement, with the amendment effective as of March 1, 2013. Pursuant to this First Amendment, Medtronic agreed to provide, if requested by the Company, certain software support services from March 1, 2013 through July 31, 2013, with the first 80 hours of such services provided at no cost and any hours thereafter provided for an agreed upon fee per hour.

The Company, Medtronic and Medtronic VidaMed, Inc. also entered into a First Amendment of the License Agreement, with the amendment effective as of March 1, 2013. Pursuant to this First Amendment, the parties adjusted the royalty rate beginning in the second contract year and amended the provisions relating to minimum royalty rates such that the Company will be obligated to pay a minimum royalty amount beginning in the second contract year.

The foregoing summaries of the Restructuring Agreement, the Note, the Security Agreement, the Subordination Agreement, the First Amendment of the Transition Services and Supply Agreement, and First Amendment of the License Agreement do not purport to be complete. The foregoing summaries of the Restructuring Agreement, the Note, the Security Agreement, the First Amendment of the Transition Services and Supply Agreement, and the First Amendment of the License Agreement are subject to and qualified in their entirety by reference to each such agreement and instrument attached hereto as an exhibit.

On July 1, 2013, the Company issued a press release relating to the Restructuring Agreement, the Note and related transactions. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit	Description

10.1	Restructuring Agreement and Amendment to Transaction Documents dated June 28, 2013 by and among Urologix, Inc., Medtronic, Inc. and Medtronic VidaMed, Inc.

10.2	Promissory Note dated June 28, 2013 by Urologix, Inc. as borrower to Medtronic, Inc. as holder in principal amount of $5,332,537.72

10.3	Security Agreement dated as of June 28, 2013 by and between Urologix, Inc. and Medtronic, Inc.

10.4	First Amendment of the Transition Services and Supply Agreement effective as of March 1, 2013 by and between Urologix, Inc. and Medtronic, Inc.

10.5	First Amendment of the License Agreement effective as of March 1, 2013 by and among Urologix, Inc., Medtronic, Inc. and Medtronic VidaMed, Inc. **

99.1	Press release issued by Urologix, Inc. on July 1, 2013

** Certain portions of this exhibit have been deleted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2. Spaces corresponding to the deleted portions are represented by brackets with asterisks.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UROLOGIX, INC.

	By:	/s/ Brian J. Smrdel
Brian J Smrdel
Chief Financial Officer
Date: July 5, 2013